                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549



                                      FORM 8-K


                                   CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report:                        MARCH 11, 1999
                 ---------------------------------------------------------------

                             CORNUCOPIA RESOURCES LTD.
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in its charter)


BRITISH COLUMBIA, CANADA              0-16778                               NONE
--------------------------------------------------------------------------------
(State or other jurisdication of    (Commission                    (IRS Employer
 incorporation)                      File Number)            Identification No.)


     540 THE MARINE BUILDING, 355 BURRARD STREET, VANCOUVER,  B.C.  V6C 2G8
     ----------------------------------------------------------------------
                      (Address of Principal Executive Office)


        Registrant's telephone number, including area code: (604) 687-0619.




      Unless otherwise indicated, all references to "dollars" and "$" are to
                              Canadian dollars.

--------------------------------------------------------------------------------

                             CORNUCOPIA RESOURCES LTD.


TABLE OF CONTENTS                                                          PAGE
-----------------                                                          ----

ITEM 1:   CHANGES IN CONTROL OF REGISTRANT                                    -

ITEM 2:   ACQUISITION OR DISPOSITION OF ASSETS                            3 - 6

ITEM 3:   BANKRUPTCY OR RECEIVERSHIP                                          -

ITEM 4:   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT                       -

ITEM 5:   OTHER EVENTS                                                        -

ITEM 6:   RESIGNATION OF REGISTRANT'S DIRECTORS                               -

ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS                                   6

ITEM 8:   CHANGE IN FISCAL YEAR                                               -

ITEM 9:   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.                -

SIGNATURES                                                                    7

EXHIBITS                                                                  8 - 9

CORNUCOPIA RESOURCES LTD. (THE "COMPANY")

ITEM 2:   ACQUISITION OR DISPOSITION OF ASSETS

On March 2, 1999, the Company announced that it has entered into arrangements with arm's length parties which will result in a substantial reorganization of the Company and its business. The reorganization, which is subject to requisite regulatory and shareholder approvals at the Company's Annual General Meeting (the "Meeting"), scheduled for May 19, 1999, will involve the disposition of the Company's interest in a mining property, a consolidation and name change, the acquisition of Stockscape Technologies Ltd., a privately-held Internet investment research provider; and a change of the Company's name and composition of Board of Directors;

Details of the arrangements are outlined below and in the Company's news release, dated March 2, 1999, attached to this filing as Exhibit 20.1.

A.   DISPOSITION OF IVANHOE JOINT VENTURE INTEREST

The Company has entered enter into an agreement dated March 2, 1999, (the "Sale Agreement") with Great Basin Gold Ltd., ("Great Basin") pursuant to which the Company will sell its wholly-owned subsidiary, Touchstone Resources Company, ("Touchstone") to Great Basin in exchange for 2,750,000 common shares of Great Basin (the "Great Basin Shares") at a deemed price of C$1.25 per share and 250,000 share purchase warrants of Great Basin. Each share purchase warrant will entitle the Company to purchase one additional share of Great Basin at $2.00 per share for one year. Touchstone holds the Company's 25% joint venture interest in the Ivanhoe Project, and is party to a joint venture agreement, dated August 13, 1997, with Great Basin Gold Inc. and holder of the other 75% interest in the Ivanhoe project. The Ivanhoe Project is a 21 square mile mineral claim package located between the Barrick Goldstrike Mine and the Franco\Euro Nevada Ken Snyder Mine on the Carlin Trend in north-central Nevada. The Sale Agreement is subject to approval by a special resolution of the shareholders of the Company to be passed at the Company's next Annual General Meeting scheduled for May 19, 1999.

Great Basin is a British Columbia public company and is listed on the Vancouver Stock Exchange and the NASD OTC Bulletin Board. Great Basin presently has 16,918,271 common shares issued and outstanding. Ownership of Great Basin is through numerous independent parties. Directors, senior management, officers and employees of Great Basin independently hold interests in Great Basin, none of which by any party exceeds 10% of the issued and outstanding shares. Great Basin is a member of the Hunter/Dickinson group of companies, which companies are administered by Hunter Dickinson Inc. of Vancouver, British Columbia.

The Sale Agreement also provides that:

1. Resale of the Great Basin Shares will be restricted, by agreement, over a period of twelve months.

2. The Company has agreed to a voting trust in favor of Great Basin management for a period of two years and will be given representation to the board of directors of Great Basin.

3. The Company will have the right to participate in future financings of Great Basin in order to maintain its equity interest if desired.

4. Completion of the purchase and sale is subject to conditions precedent in favor of both parties which include the requisite regulatory and shareholder approvals, satisfactory due diligence review of and favorable opinions on matters material to the transaction.

Because the Company's interest in the Ivanhoe Project is its sole remaining active mining asset, the sale of that asset represents a major change in the status of the Company as a mining entity and a sale of substantially all of the Company's present undertaking. Such a disposition requires special (75%) approval of the shareholders of the Company, which management will seek in the form of a special resolution approving the transaction at the Meeting. Under the Company Act (British Columbia), a registered shareholder of a company that is disposing of substantially all of its undertaking has a right to dissent to the disposition and, if the company proceeds with the disposition, to require the Company to purchase all of his or her shares in the Company. Specifics of this right of dissent and how to exercise it will be provided in the Company's proxy circular prepared in respect of the Annual General Meeting.

B.   CONSOLIDATION

The Company presently has 41,591,834 common shares issued and outstanding.
As part of the reorganization, the Company proposes to consolidate its issued and outstanding common shares on a 10-for-1 basis. At the Annual General Meeting shareholders will be asked to pass a special resolution approving the consolidation. This resolution must be passed by a majority of 75% of the votes cast on the resolution.

The common share consolidation is fundamental to the Company's reorganization and conditions precedent to completion of the acquisition by the Company of Stockscape Technologies Ltd., described below.

C.   ACQUISITION OF STOCKSCAPE TECHNOLOGIES LTD.

Under the terms of the agreement (the "Share Exchange Agreement") to be entered into between the Company and the shareholders of Stockscape Technologies Ltd. ("Stockscape"), the Company will acquire all of the issued and outstanding shares of Stockscape by issuing 10,000,000 post-consolidation Common Shares of the Company (the "CRL Shares"). The parties have agreed that the CRL Shares will be issued for a deemed value of C$0.50 per share making the overall deemed value of the transaction C$5 million. Both the shareholders of Stockscape and Stockscape are entirely at arm's length to the Company. The acquisition of Stockscape is conditional upon the completion of due diligence by both parties and the execution and delivery of definitive documentation. The CRL Shares will be subject to trading restrictions under
U. S. securities legislation for a minimum of two years.

The acquisition of Stockscape is also subject to the following conditions precedent:

1.   the requisite approvals of all matters requiring shareholder approval;

2. the absence of any order or decree of a court restraining, interfering with or enjoining the closing of the transaction;

3.   the sale of the Ivanhoe Project as contemplated;

4. the number of shareholders of the Company who exercise their dissent rights in respect of the disposition of the Ivanhoe Project being insignificant;

5. the completion of the consolidation of the Company's common share capital on a 10-for-1 basis;

6. the completion of a change of name of the Company from "Cornucopia Resources Ltd." to a new name that is reflective of the Company's new business;

7. completion or shareholder approval of the restructuring of the Board of Directors of the Company to include individuals with expertise in areas related to the new business;

8. commitments for a financing of up to C$2,000,000 and up to 4,000,000 units (the "Units"), each Unit consisting of one common share and two share purchase warrants of the Company, to be completed at the time of closing of the acquisition of Stockscape.

One of the share purchase warrants forming part of a Unit will be exercisable for one year and entitle the holder to acquire one additional common share in the capital of the Company at C$0.65. The second share purchase warrant forming part of the unit will be exercisable for two years and entitle the holder to acquire one additional common share in the capital of the Company at C$0.95. Both of the share purchase warrants will include forced conversion features. The proceeds of this financing will be used to further develop Stockscape's customer base and for working capital purposes.

It is contemplated that a formal agreement for the acquisition of Stockscape, containing the customary representations and warranties by each of the Company and the shareholders of Stockscape will be executed by such parties in the near future.

BUSINESS OF STOCKSCAPE

Stockscape is a private British Columbia company and was incorporated on July 9, 1996, as "523833 B.C. Ltd." and changed its name to "Stockscape Technolgies Ltd." on October 17, 1996.

Stockscape is a privately-held Internet investment research provider. It is in its third year of operations. Stockscape maintains a home page at www.stockscape.com with links to other web pages that contain up-to-date information on financial markets, including information on specific sectors of the market, and new developments concerning public companies.
Stockscape's customer base is publicly traded companies which subscribe for Stockscape's services. Stockscape maintains web pages organized by market sector and works with subscribing companies to post and maintain up-to-date information concerning such companies as well as investment research available from other sources. Stockscape's present customer base is primarily resource companies, but management is seeking to expand beyond the resource sector. Stockscape offers access to all of its web pages free of charge to Internet users and derives its revenue from fees paid by subscribing companies. Stockscape is at a start-up stage in its development, has not generated operating profits to date and the development costs it has incurred are carried in its deficit account.

RISK FACTORS

The Company's proposed acquisition of Stockscape involves a high degree of risk. The following factors, in addition to the other information contained herein, should be carefully considered in evaluating the Company and the business of Stockscape before purchasing the Company's common shares.

1. Stockscape is in an early stage of developing its business, has not achieved profitability and anticipates that it will continue to incur net losses in the near term. The potential success of Stockscape's business concept is unproven and is reliant on Stockscape's ability to attract and retain business from subscribing companies and visitors to its Web site.

2. Stockscape currently anticipates that it will need significant additional funding to cover its operating needs over the next 24 months. The Company may need to raise additional funds, in addition to the private placement contemplated herein, in order to fund operations, marketing and other promotional efforts and additional content and such funds may not be available on acceptable terms to the Company or at all.

3. The market for Stockscape's business is new and rapidly evolving and competition for visitors, subscribing companies, contributors and strategic partners is intense and is expected to increase significantly in the future. Barriers to entry are relatively insubstantial. The Company may be unable to compete with companies with significant financial resources that undertake more extensive or more aggressive marketing campaigns, adopt more aggressive advertising pricing policies and make more attractive offers to potential customers or providers.

4. The performance of Stockscape's server and networking hardware and software infrastructure is critical to the success of Stockscape's business and reputation and its ability to attract customers and providers. Any failure in such systems could have a dramatic adverse impact on the performance of Stockscape.

5. Presently, there are very few laws or regulations directly applicable to Internet commerce. However, due to increasing popularity and use of the Internet, applicable legislative and regulatory requirements could be adopted and, in fact, some such legislation is already proposed. The impact of such legislative or regulatory requirements is not known but could adversely impact on the performance of Stockscape.

6. Stockscape could become liable for various types of claims in respect of defamation, negligence or copyright or trademark infringement and the Company may not carry adequate or any insurance for such liability.

7. The success of Stockscape's business is substantially dependent upon continued growth in the use of the Internet and the World Wide Web in order to support e-commerce development on Stockscape's Web site. There can be no assurance that the number of Internet users will continue to grow or that e-commerce over the Internet will become more widespread.

8. Stockscape is aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches and is in the process of working with its software vendors to ensure that the software that Stockscape is using will operate properly at and after the beginning of the year 2000.


D.   CHANGE OF NAME AND COMPOSITION OF BOARD

In addition to the consolidation of the common shares of the Company described above, the Company will be seeking shareholder approval to a special resolution approving a change of the name of the Company to "Stockscape.com Inc." or such other name as may be proposed by the Company and the board of Directors of the Company will be re-organised to include 6 members, 3 of which will be nominees of the current shareholders of Stockscape.


E.   STOCK EXCHANGE LISTING

In addition to the foregoing matters, the Company has made application to the Toronto Stock Exchange to delist its common shares. The Company's common shares will continue to trade in the United States on the OTC Bulletin Board and the Company will retain its registration in the United States.


ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

     The Company has determined that it is impracticable to provide the financial statements of the acquired business in time for this report to be filed with the Securities and Exchange Commission. Such financial statements will be filed with the required securities commissions no later than 60 days after the date on which this report must be filed.

(b)  Pro Forma Financial Information

     The Company has determined that it is impracticable to provide this pro forma financial information at the time this report on Form 8-K is filed with the Commission. Such information will be filed with the required securities commissions no later than 60 days after the date on which this report must be filed.

(c)  Exhibits

20.1 News release of the Company dated March 2, 1999.

                             CORNUCOPIA RESOURCES LTD.


                                     SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      CORNUCOPIA RESOURCES LTD.


                                                      /s/ Andrew F. B. Milligan
Date: March 11, 1999                                  -------------------------
                                                          Andrew F. B. Milligan
                                                                      President

[LOGO]                                               CORNUCOPIA RESOURCES LTD.

                  Suite 540 - 355 Burrard Street, Vancouver, BC Canada V6C 2G8
                         Telephone: (604) 687-0619 - Facsimile: (604) 681-4170

                                                       TSE TRADING SYMBOL: CNP
                                                   OTCBB TRADING SYMBOL: CNPGF

NEWS RELEASE                                                DATE MARCH 2, 1999

          CORNUCOPIA RESOURCES LTD. TO UNDERGO MAJOR REORGANIZATION

VANCOUVER, BC -. Cornucopia Resources Ltd. announces that it has entered into arrangements with arm's length parties which will result in a substantial reorganization of the Company and its business. The reorganization, which is subject to requisite regulatory and shareholder approvals, will involve:
(1) the sale of the Company's primary asset, its joint venture interest in the Ivanhoe property in the State of Nevada; (2) a consolidation of its authorized and issued common share capital; (3) the acquisition of a new business; and (4) a change of name and restructuring of the Board of Directors of the Company to reflect the nature of the Company's new business.

SALE OF IVANHOE INTEREST. As an important first step in the reorganization, the Company has entered into an agreement with Great Basin Gold Ltd., its joint venture partner, pursuant to which the Company's interest in the Ivanhoe project will be sold in exchange for 2,750,000 common shares at a deemed price of C$1.25 per share and 250,000 warrants of Great Basin, exercisable to purchase an additional 250,000 shares at C$2.00 per share for one year. Resale of the shares issued in consideration for the Company's interest will be restricted, by agreement, for a period of twelve months. The Company has agreed to a voting trust in favour of Great Basin management for a period of two years and will be given representation to the board of directors of Great Basin. As well, the Company will have the right to participate in future financings of Great Basin in order to maintain its equity interest. In addition to the requisite regulatory and shareholder approvals, completion of the purchase and sale is subject to conditions precedent in favour of both parties which include satisfactory due diligence review of and favourable opinions on matters material to the transaction.

ACQUISITION OF INTERNET INVESTMENT RESEARCH PROVIDER. The Company has also reached an agreement in principle for the acquisition of a privately-held Internet investment research provider, Stockscape Technologies Ltd. The acquisition will be accomplished by the issuance of 10,000,000 post-consolidation shares of Cornucopia at a deemed price of C$.50 per share for aggregate consideration of C$5,000,000 and is conditional upon the completion of due diligence and the execution and delivery of definitive documentation. These shares will be subject to trading restrictions under U.S. Securities legislation for a minimum of two years.

Further conditions precedent to the acquisition are: (1) a consolidation of the Company's common share capital on the basis of one new for ten (10) old;
(2) a change of name of the Company from Cornucopia Resources Ltd. to Stockscape.com, Inc. or a similar name reflective of the Company's new business; (3) restructuring of the Board of Directors to include individuals with expertise in areas related to the new business; and (4) commitments for a financing of up to 4 million units of the Company to be completed contemporaneously with the acquisition. Also under consideration, in connection with the reorganization and the Company's change of business, is a possible continuation of the Company to a jurisdiction other than British Columbia.

FINANCING. The 4,000,000 unit financing will be done on a post-consolidation basis at C$0.50 per unit to raise maximum proceeds of C$2,000,000. Each unit will consist of one common share and two share purchase warrants. One share purchase warrant will be exercisable in the first year to acquire one additional common share in the capital of the Company at C$0.65. The second warrant will be exercisable for a period of two years to acquire one additional common share at C$0.95. The warrants will have forced conversion features. Proceeds of the financing will be used to further develop the Stockscape.com customer base and for working capital purposes.

It is expected that a formal agreement for the acquisition, containing the necessary representations and warranties by each of the Company and vendors, will be entered into by the parties within the next few days. The Company intends to seek all required shareholder approvals for the foregoing at the Annual General Meeting of the Company scheduled to be held on May 19, 1999.

STOCK EXCHANGE LISTINGS. The Board of Directors has authorized the application by the Company to delist the Company's shares from trading on the Toronto Stock Exchange. The Company's shares will continue to trade in the United States on the OTC Bulletin Board and the Company will retain its registration in the United States, which Cornucopia's management believes is the principal market for Internet stocks.

Andrew Milligan, President of Cornucopia Resources Ltd., provides the following background to the Board's decision and further details of the reorganization:

     "Over the past two years the junior mining and exploration sector has experienced a devastating decline which has left a great many companies unable to raise the necessary capital to proceed with their projects. These problems are all the more serious since it seems generally accepted that no recovery in metals prices can be foreseen in the near future and that the drought in financing for junior resources companies likely will continue.

     Cornucopia has been a victim of these circumstances, and there have been times when the survival of the Company appeared to be in doubt. However, with the successful sale of the Mineral Ridge Mine in October 1998, we have been able to maintain a much reduced operation and until recently the costs associated with the Company's 25% interest in the Ivanhoe Joint Venture have been carried by Great Basin Gold Ltd. In the absence of funds to maintain this position in the future, however, the Company's interest would be subject to progressive dilution. The likelihood of funding our share of the substantial costs associated with the anticipated drilling program at Ivanhoe seems extremely remote.

     The Company has therefore made the decision to exchange its direct interest in the Ivanhoe property for a significant equity interest in Great Basin. Coupled with the Company's holding of 1.57 million shares of Vista Gold Corp., the shares of Great Basin will represent a continued stake in the two projects which formed the backbone of the Company in earlier days and which, we believe, will be valuable investments as the projects are advanced and the price of gold eventually recovers.

     With the Company's gold interests reverting to the status of passive investments, it is sensible to consider a change of course in which our well-established reputation and SEC registration can be put to good use. It has become axiomatic to state that "Crisis equals Opportunity" and in this context it is clearly the time for Cornucopia to establish new objectives having the potential for development of an expanded asset base and a concomitant increase in shareholder value.

     Management believes that this entry into the Internet field with an established provider would be timely. The industry offers huge long-term potential which, coupled with the residual investments in precious metals exploration and production, should create an exceptional formula for success."


ON BEHALF OF THE BOARD OF DIRECTORS

(SIGNED)

Andrew F. B. Milligan
President and CEO
CORNUCOPIA RESOURCES LTD.                  INVESTOR RELATIONS:  1.604.687.0619